EXHIBIT 10.70
THIRD AMENDMENT
TO THE
LITTELFUSE, INC. SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN

This THIRD AMENDMENT to the LITTELFUSE, INC. SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN is made by Littelfuse, Inc. (the “Company”), effective as of the dates set forth below.
WITNESSETH:

WHEREAS, the Company sponsors and maintains the Supplemental Retirement and Savings Plan (the “Plan”);

WHEREAS, the Company’s Global Benefits Committee (the “Committee”), pursuant to its authority under Section 9.1 of the Plan and its delegation by the Board of Directors of the Company, wishes to amend the Plan to remove the 60-Point Group Contribution (which became inoperative when the corresponding contributions to the Company’s Retirement and Savings Plan were removed); and

WHEREAS, the Committee has decided to expand the definition of “Participant” to include designated employees of the Company’s subsidiary, Monolith Semiconductor, Inc.

NOW, THEREFORE, the Plan is hereby amended as follows:

Removal of 60-Point Group

1.Section 1.7 of the Plan is amended effective January 1, 2020, to read in full as follows:

“Company Contributions” means amounts the Company contributes or credits pursuant to Section 3.2, to the Participant’s Accounts under the Plan, including Discretionary Contributions, Discretionary Matching Contributions and Safe Harbor Enhanced Matching Contributions, but not including Deferrals.”

2. Section 1.9 of the Plan is amended effective January 1, 2020, to read in full as follows:

“Compensation” is based upon the following "Compensation" definitions used under the Company 401(k) Plan, but determined after disregarding any annual limitation prescribed by Code Section 401(a)(17) and including Elective Deferrals made under the Company 401(k) Plan (as defined therein); provided that if Compensation is payable after the last day of the Plan Year, but is Compensation for the Participant’s services during the final payroll period (within the meaning of Code Section 3401(b)) that contains the last day of the Plan Year, the Compensation is treated for purposes of computing Deferrals and Employer Contributions as Compensation for the Plan Year in which the payroll period commenced (this paragraph does not apply to Compensation for services performed over any period other than the final payroll period as described herein, including an annual bonus):

Contribution Type	401(k) Plan "Compensation" Definition
Deferrals Discretionary Matching Safe Harbor Enhanced Matching	Same as used to determine Elective Deferrals”

3. Section 3.2 of the Plan is amended effective January 1, 2020, to remove Section 3.2(b) in its entirety.
Addition of Monolith

4. Section 1.16 of the Plan is amended effective January 1, 2021, by adding subsection (d), to provide the following:

“(d)beginning January 1, 2021, a management employee employed by Monolith Semiconductor, Inc. with a base salary equal to or greater than $200,000 per year, as modified from time to time by the Committee.”

5. Except as specifically set forth above, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed on this 26th day of January, 2021.

LITTELFUSE, INC.
By: /s/ Ryan K. Stafford
Ryan K. Stafford
Chairman, Global Benefits Committee of Littelfuse, Inc.